Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of United Financial, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints William M. Griffith, Jr. and William E. Swing, Jr. its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of United Financial, Inc., $1.00 par value per share, to be issued in connection with the issuance of shares upon the exercise of options pursuant to the United Financial, Inc. 1999 Incentive Stock Option Plan and United Financial, Inc. 1999 Nonstatutory Stock Option Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of United Financial, Inc. and said Officers and Directors hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as United Financial, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of United Financial, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statement, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, United Financial, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

UNITED FINANCIAL, INC (Registrant)

By:	/s/ WILLIAM M. GRIFFITH, JR.
William M. Griffith, Jr.,
President and Chief Executive Officer

Dated: June 20, 2003

SIGNATURE	CAPACITY

/s/ WILLIAM M. GRIFFITH, JR. William M. Griffith, Jr.	Director, President and Chief Executive Officer

/s/ WILLIAM E. SWING, JR. William E. Swing, Jr.	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ LARRY EUGENE BROOKS Larry Eugene Brooks	Director

/s/ DONALD RAY BULLIS Donald Ray Bullis	Director

/s/ WILLIAM FENTON COVINGTON William Fenton Covington	Director

/s/ EDWARD LEE DIXON Edward Lee Dixon	Director

/s/ PHOEBE MASSEY HARRISON Phoebe Massey Harrison	Director

/s/ LYNN SIDNEY LLOYD Lynn Sidney Lloyd	Director

/s/ PAUL EDWARD LOVE Paul Edward Love	Director

/s/ JOHN V. MOON John V. Moon	Director

/s/ D. MICHAEL PARKER D. Michael Parker	Director

/s/ JOHN KNOX PATTERSON John Knox Patterson	Director

/s/ L. J. ROGERS, JR. L.J. Rogers, Jr.	Director

/s/ MORRIS L. SHAMBLEY Morris L. Shambley	Director

/s/ EDMUND LEE THOMPSON Edmund Lee Thompson	Director

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